UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): December 17, 2020

STEREOTAXIS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36159	94-3120386
(Commission File Number)	(IRS Employer Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, Missouri	63108
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	STXS	NYSE American LLC

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2020, Stereotaxis, Inc. (the “Company”) entered into an Executive Employment Agreement (the “Employment Agreement”) with David L. Fischel, the Company’s Chief Executive Officer, effective as of December 1, 2020 pursuant to which Mr. Fischel will continue to serve as the Company’s Chief Executive Officer and Chairman of the Board. The Employment Agreement is an at-will employment agreement, He will be paid an annual base salary of $60,000, subject to increases as provided by the Company from time to time in writing. He shall also be entitled to receive standard employee benefits, including vacation, sick leave and other benefits consistent with Company policies. The Company has agreed to reimburse Mr. Fischel for his reasonable expenses incurred in the performance of services under the Employment Agreement, including but not limited to travel expenses. The Employment Agreement expressly permits Mr. Fischel to continue to serve as an officer or director of DAFNA Capital Management, LLC during the term of the agreement, on substantially the same terms as currently in effect. The Employment Agreement contains confidentiality, non-competition, non-solicitation and non-disparagement provisions.

The foregoing description is qualified in its entirety by the terms of the Employment Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description

10.1	Executive Employment Agreement, dated December 17, 2020, by and between Stereotaxis, Inc. and David L. Fischel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: December 18, 2020	By:	/s/ Kimberly R. Peery
	Name:	Kimberly R. Peery
	Title:	Chief Financial Officer